EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39249) pertaining to the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan of our report dated June 28, 2011, with respect to the financial statements and schedule of the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

                                                                                    /s/ Ernst & Young LLP

Dallas, Texas
June 28, 2011